                                                                   EXHIBIT 10.18
RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

PIRCHER, NICHOLS & MEEKS
1925 Century Park East
Suite 1700
Los Angeles, CA 90067
Attention: Chad W. Buelow, Esq.

INSTRUCTIONS TO RECORDER:
Index this document as (i) a deed of
trust, (ii) an assignment of rents,
a security agreement, and
a fixture filing.

_______________________________________________________________________________

                                                           MS Loan No. 04-17356

                PYRAMID GILMAN STREET PROPERTY, LLC, as grantor
                                                  (Borrower)

                                       to

               FIRST AMERICAN TITLE INSURANCE COMPANY, as Trustee

                                      and

              MORGAN STANLEY MORTGAGE CAPITAL INC, as beneficiary
                                                  (Lender)

                          ____________________________

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

                          ____________________________

                              Dated:    January 27, 2005

                              Location: 901 Gilman Street, Berkeley, California

                              County:   Alameda

     THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Security Instrument") is made as of January 27, 2005, by PYRAMID GILMAN STREET PROPERTY, LLC, a Delaware limited liability company, having its principal place of business at c/o Pyramid Breweries, Inc.,
Attention: Chief Financial Officer, 91 S. Royal Brougham Way, Seattle, Washington 98134, as grantor ("Borrower") to FIRST AMERICAN TITLE INSURANCE COMPANY, having an address at 1850 Mt. Diablo Boulevard, Suite 300, Walnut Creek, California 94596, as trustee ("Trustee"), for the benefit of MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at c/o ARCap Servicing, Inc., 5605 North MacArthur Boulevard, Suite 950, Irving, Texas 75038, as beneficiary ("Lender").

                                   RECITALS:

     Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of Seven Million Eight Hundred Fifty Thousand and 00/100 Dollars ($7,850,000.00)(the "Loan Amount") in lawful money of the United States of America (the note together with all the extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

     Borrower desires to secure the payment of the Debt (as defined in Article
2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).

                         Article 1 - GRANTS OF SECURITY

     Section 1.1 PROPERTY MORTGAGED. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Trustee, its successors and assigns, WITH POWER OF SALE, for the benefit of Lender, and grant a security interest to Lender and Trustee in, the following property, rights, interests and estates now owned, and hereafter acquired by Borrower (collectively, the "Property"):

     (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

     (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

     (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

     (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto,

     (e) FIXTURES AND PERSONAL PROPERTY. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), and all proceeds and products of the above,

     (f) LEASES AND RENTS All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. ss 101 et seq, as the same may be amended from time to time (the "Bankruptcy Code") (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees' obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, early termination fees and payments and other termination fees and payments, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

     (g) INSURANCE PROCEEDS All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

     (h) CONDEMNATION AWARDS All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property,

         (i) TAX CERTIORARI. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

         (j) CONVERSION. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims,

         (k) RIGHTS. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

         (l) AGREEMENTS. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specification and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the occurrence and during the continuance of an Event of Default (defined below), to receive and collect any sums payable to Borrower thereunder;

         (m) INTANGIBLES. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property, and

         (n) OTHER RIGHTS. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (m) above.

         SECTION 1.2 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns to Lender and Trustee Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended to Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and 3.8, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold a portion of the Rents sufficient to discharge all current sums due on the Debt for use in the payment of such sums.

         SECTION 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the California Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender and Trustee, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the California Uniform Commercial Code.

     SECTION 1.4 PLEDGE OF MONIES HELD Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), Net Proceeds (as defined in Section 3.7) and condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in the Security Instrument

     SECTION 1.5 CONDITIONS TO GRANT TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and of Trustee, and for their successors and assigns, forever; IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument, PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

                    ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

     SECTION 2.1 DEBT This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

     (a) the indebtedness evidenced by the Note in lawful money of the United States of America;

     (b) interest, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the Other Security Documents (defined below);

     (c)  the Default Consideration (as defined in the Note), if any,

     (d) all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents;

     (e) all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

     (f) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender

     SECTION 2.2 OTHER OBLIGATIONS This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the "Other Obligations").

     (a)  all other obligations of Borrower contained herein,

          (b) each obligation of Borrower contained in the Note and in the Other Security Documents; and

         (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, this Security Instrument or the Other Security Documents.

         Section 2.3    DEBT AND OTHER OBLIGATIONS   Borrower's obligations for
the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations"

         Section 2.4 PAYMENTS Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued thereof, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

                         ARTICLE 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

         Section 3.1 PAYMENT OF DEBT Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

         Section 3.2 INCORPORATION BY REFERENCE All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

     Section 3.3    INSURANCE

         (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

                  (i) Property Insurance Insurance with respect to the Improvements insuring against any peril now or hereafter included within the classification "Special Cause of Loss" in amounts at all times sufficient to prevent Lender from becoming a coinsurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount which, after application of deductible, shall be equal to the full insurable value of the Improvements, the term "full insurable value" to mean the actual replacement cost of the Improvements (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease,

         (ii) LIABILITY INSURANCE. Comprehensive general liability insurance, including bodily injury, death and property damage liability, including all legal liability to the extent insurable and imposed upon Lender, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in any event for a combined single limit of at least $5,000.000,

         (iii) WORKERS' COMPENSATION INSURANCE. Statutory workers' compensation insurance with respect to any work on or about the Property,

         (iv) LOSS OF RENTS INSURANCE. Loss of rents insurance (A) with loss payable to Lender, (B) covering the special cause of loss required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch, (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the date of loss to a date (assuming total destruction) which is eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period, based upon the assumption that no casualty has or will occur. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan documents from time to time due and payable hereunder and under the Note and the Other Security Documents and otherwise as determined by Lender in its sole discretion, provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan documents on the respective dates of payment provided for herein and in the Note and the Other Security Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents insurance,

         (v) BOILER AND MACHINERY INSURANCE. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Property;

                  (vi) FLOOD INSURANCE. If required by Subsection 5.5(j) hereof, flood insurance in an amount at least equal to the lesser of
         (A) the principal balance of the Note, or (B) the maximum limit of coverage available for the Property under the National Flood Insurance Act of 1968, The Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended,

                  (vii) BUILDER'S RISK INSURANCE. At all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy, and (B) the insurance provided for in Subsection 3.3(a)(i) written in a so-called builder's risk completed value form
         (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.3(a)(i), (3) including permission to occupy the property, and (4) with an agreed amount endorsement waiving co-insurance provisions, and

                  (viii) OTHER INSURANCE. Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such accounts as are required by institutional lenders for properties comparable to the Property.

The comprehensive all risk insurance and business income insurance policies required under subsections (i) and (iv) above shall be required to cover perils of terrorism and acts of terrorism (for the amounts set forth in subsections
(i) and (iv) above and with deductibles no greater than those provided in subsections (i) and (iv) above).

         (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having (i) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service) and (ii) a claims paying ability rating by a credit rating agency approved by Lender (a "Rating Agency") of not less than AA by Standard & Poor's Corp. or such comparable rating by such other Rating Agency. All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policies referred to in Subsection 3.3(a)(i),
(iv), (v), (vi) and (vii), and as applicable (viii), above shall provide that all proceeds be payable to Lender as set forth in Section 3.7 hereof. The Policies referred to in Subsections 3.3(a)(i), (v), (vi) and (vii) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender, (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender, and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of $10,000. The Policy referred to in Subsection 3.3(a)(i) above shall provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. All Policies shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Borrower) Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder, which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense.

     (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3.

     SECTION 3.4    PAYMENT OF TAXES, ETC.

     (a) Borrower shall promptly pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

     (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Notes, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest,
(iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, and (vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, or Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

         SECTION 3.5 ESCROW FUND. In addition to the initial deposits with respect to Taxes and Insurance Premiums made by Borrower to Lender on the date hereof to be held by Lender in escrow, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless otherwise required by Applicable Laws (defined in Section 3.11), no earnings or interest on the Escrow Fund shall be payable to Borrower. Notwithstanding anything to the contrary in this Section 3.5, Borrower shall not be required to make the monthly deposit into the Escrow Fund for Insurance Premiums so long as no Event of Default shall have occurred and all insurance coverages and requirements under Section 3.3 are provided under a "blanket" insurance policy.

         SECTION 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment thereof shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Borrower shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Borrower, to be paid directly to Lender. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Lender my apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgement on the Note (to the extent permitted in the Note or herein) shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

     Section 3.7 RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration (defined below) of the Property:

     (a) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, or if the Property or any portion thereof is taken by the power of eminent domain Borrower shall give prompt notice of such damage or taking to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty or taking, with such alterations as may be approved by Lender (the "Restoration").

     (b)  The term "Net Proceeds" for purposes of this Section 3.7 shall mean:
(i) the net amount of all insurance proceeds under the Policies carried pursuant to Subsection 3.3(a)(i), (iv), (v), (vi), (vii) and (viii) of this Security Instrument as a result of such damage or destruction, after deduction of Lender's reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in
Section 3.6 of this Security Instrument, after deduction of Lender's reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. If (i) the Net Proceeds do not exceed $50,000 (the "Net Proceeds Availability Threshold"), (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Net proceeds, (iii) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulation (including, without limitation, all applicable Environmental Laws (defined in Section 12.1)), (v)(A) in the event that the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or
(B) in the event that the Net Proceeds are condemnation awards, less than 25% of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property, no portion of the Improvements is located in such Lands, and such taking does not materially impair access to the Property, and (vi) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower, then the Net Proceeds will be disbursed directly to Borrower

         (c) If the Net Proceeds are greater than the Net Proceeds Availability Threshold or Borrower is not otherwise entitled to have the Net Proceeds disbursed directly to Borrower pursuant to Subsection 3.7(b), such Net Proceeds shall be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 3.7(c)

The Net Proceeds held by Lender pursuant to this Subsection 3.7(c) shall be made available to Borrower for payment or reimbursement of Borrower's expenses in connection with the Restoration, subject to the following conditions.

                  (i) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

                  (ii) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration, such plans and specifications and cost estimates to be subject to Lender's approval, not to be unreasonably withheld or delayed;

                  (iii) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                  (iv) Net Proceeds are less than the then outstanding principal balance of the Note;

                  (v) (A) in the event that the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (B) in the event that the Net Proceeds are condemnation awards, less than 25% of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property, no portion of the Improvements is located in such Lands and such taking does not materially impair access to the Property,

                  (vi) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower,

                  (vii) Lender shall be satisfied that, upon the completion of the Restoration, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note and all required replacement reserves, reserves for tenant improvements and leasing commissions,

                   (viii) the Restoration can reasonably be completed on or before the earliest to occur of (A) six (6) months prior to the Maturity Date (as defined in the Note), (B) the earliest date required for such completion under the terms of any Major Leases (defined below) and (C) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable; and

                   (ix) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1)

         (d) The Net Proceeds held by Lender until disbursed in accordance with the provisions of this Section 3.7 shall constitute additional security for the Obligations. The Net Proceeds (other than the Net Proceeds paid under the
Policy described in Subsection 3.3(a)(iv) which shall be applied by Lender pursuant to and in accordance with the provisions of Subsection 3.3(a)(iv)) shall be disbursed by Lender to, or as directed by, Borrower, in an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration less customary retainage from time to time during the course of the Restoration, not more frequently then once per month, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument. Final payment shall be made after submission to Lender of all licenses, permits, certificates of occupancy and other required approvals of governmental authorization having jurisdiction and Casualty Consultant's (as defined below) certification that the Restoration has been fully completed.

         (e) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonable withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower

         (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 3.7 shall constitute additional security for the Obligations

         (g) Except upon the occurrence and continuance of an Event of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than the Net Proceeds Availability Threshold. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are greater than the Net Proceeds Availability Threshold. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

         (h) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after (i) the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of the Section 3.7, and (ii) the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full and all required permits, licenses, certificates of occupancy and other required approvals of governmental authorities having jurisdiction have been issued, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents

         (i) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 3.7(h) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt.

         SECTION 3.8       LEASES AND RENTS

         (a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease ("a Renewal Lease")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original
Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, and (v) is written on the standard form of lease approved by Lender. All proposed Leases which do not satisfy the requirements set forth in this Subsection 3.8(a) shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

         (b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) upon request, shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed, (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

         (c) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Security Instrument and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this Subsection together with Borrower's certification that it has satisfied all of the conditions of this Subsection.

         (d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease. The term "Major Lease" shall mean any Lease demising in the aggregate more than the lesser of (i) 15,000 rentable square feet or (ii) fifteen percent (15%) of the total rentable square feet at the Property, or if the Property is multi-family, any non-residential space at the Property

        SECTION 3.9 MAINTENANCE AND USE OF PROPERTY Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3 6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

        SECTION 3.10 WASTE Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof

        SECTION 3.11 COMPLIANCE WITH LAWS

        (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting Borrower, the Property, or the use thereof, including, without limitation, Prescribed Laws (collectively, "Applicable Laws") The term "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,
(c) the International Emergency Economic Power Act, 50 U.S.C. Section 1701 et seq and (d) all other legal requirements relating to money laundering or terrorism

        (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that each of Borrower and the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws

        c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender

        (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws

        (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (v) non-compliance with the Applicable Laws shall not impose civil or criminal liability on Borrower or Lender; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender

        SECTION 3.12 BOOKS AND RECORDS

        (a) Borrower and any Guarantors (defined in Section 10 l(e)) and Indemnitor(s) (defined in Section 13 4), if any, shall keep adequate books and records of account in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods of Borrower acceptable to Lender in its sole discretion, consistently applied and furnish to Lender.

                (i) monthly, or if the Loan (defined below) has been securitized or sold as a whole loan by Lender, quarterly and annual certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, the extent to which any tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or seventy-five (75) days after the close of each fiscal year of Borrower, as applicable,

                (ii) on a monthly basis, operating statements of the Property for the immediately preceding month (and for previous periods if required by Lender), or if the

        Loan has been securitized or sold as a whole loan by Lender, quarterly and annual operating statements of the Property, all of which shall be prepared and certified by Borrower in the form reasonably required by Lender, detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for each month and containing appropriate year to date information, within twenty (20) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or seventy-five (75) days after the close of each fiscal year of Borrower, as applicable,

                (iii) an annual operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form reasonably required by Lender, or if required by Lender, an audited annual operating statement prepared and certified by an independent certified public accountant acceptable to Lender, within seventy-five (75) days after the close of each fiscal year of Borrower,

                (iv) quarterly and annual balance sheet and profit and loss statements of Borrower, any Guarantors and any Indemnitor(s) in the form reasonably required by Lender, prepared and certified by the respective Borrower, Guarantors and/or Indemnitor(s), or if required by Lender, audited financial statements prepared by an independent certified public accountant acceptable to Lender, within forty-five (45) days after the end of each fiscal quarter or seventy-five (75) days after the close of each fiscal year of Borrower, Guarantors and Indemnitor(s), as the case may be, and

                (v) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each fiscal year

        (b) Upon request from Lender, Borrower, any Guarantor and any Indemnitor shall furnish in a timely manner to Lender.

                (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) under penalty of perjury to be true and complete, but no more frequently than quarterly, and

                (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions

        (c) Borrower, any Guarantor and any Indemnitor shall furnish Lender with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

        (d) Borrower, any Guarantor and any Indemnitor shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

        (e) Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 3 12 (each, a "Required Financial Item" and collectively, the "Required Financial Items"). In the event Borrower fails to deliver to Lender any of the Required Financial Items within five (5) business days of receipt of notice from Lender that Borrower has failed to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a "Reporting Failure"), in addition to constituting an Event of Default hereunder and without limiting Lender's other rights and remedies with respect to the occurrence of such an Event of Default, Borrower shall pay to Lender the sum of $1,000.00 per occurrence for each Reporting Failure. It shall constitute a further Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder

        (f) In the event that three (3) Reporting Failures occur during any twelve (12) month period during the term of the Loan, Borrower agrees to establish a lockbox and lockbox account pursuant to Lender's requirements, each in the name of Lender, and to execute Lender's standard form Cash Management Agreement, together with any documentation ancillary thereto as required by Lender, including, without limitation, a lockbox agreement with a bank acceptable to Lender, signature cards and letters to tenants, credit card companies and other account receivable counterparties directing them to pay all rents, receivables and other sums directly to the lockbox account

        SECTION 3.13 PAYMENT FOR LABOR AND MATERIALS Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below)

        SECTION 3.14 PERFORMANCE OF OTHER AGREEMENTS Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation secured hereby and any amendments, modifications or changes thereto

        SECTION 3.15 CHANGE OF NAME, IDENTITY OR STRUCTURE Except as may be permitted under Article 8 hereof, Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without first (a) notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change, (b) taking all action required by Lender for the purpose of perfecting or protecting the lien and security interest of Lender and (c) in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender Borrower shall promptly notify Lender in writing of any change in its organizational identification number If Borrower does not now have an organizational identification number and later obtains one, Borrower shall promptly notify Lender in writing of such organizational identification number

        SECTION 3.16 EXISTENCE Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names, if any

        SECTION 3.17 MANAGEMENT The management of the Property shall be by either: (a) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner, or (b) a professional property management company approved by Lender Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Lender In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender. Lender shall have the right to immediately terminate, or to direct Borrower to immediately terminate, such management contract and to retain, or to direct Borrower to retain, a new management agent approved by Lender (a) following an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, or (b) in the event that the "Debt Service Coverage Ratio" (defined below) drops below 1 15:1, "Debt Service Coverage Ratio" means the ratio of (a) Lender's estimated net underwritable cash flow from the Property over a trailing twelve
(12) month period (as determined by Lender in its reasonable discretion and in accordance with the requirements of any rating agency selected by Lender in its sole discretion) adjusted, if necessary, to reflect the results of an audit of the Property cash flows, over (b) the sum of twelve (12) regularly scheduled principal and interest payments All Rents generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower's liabilities and obligations with respect to the Note, this Security Instrument and the Other Security Documents, and none of the Rents generated by or derived from the Property shall be diverted by Borrower and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied

        SECTION 3.18 ERISA Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument or the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the loan, as requested by Lender in its sole discretion, that (A) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA, (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true.

                (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 CFR Section 2510 3-101(b)(2),

                (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by "benefit plan investors" within the meaning of 29 CFR Section 2510 3-101(f)(2), or

                (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 CFR Section 2510 3-101(c) or (e).

                          ARTICLE 4 - SPECIAL COVENANTS

Borrower covenants and agrees that:

        SECTION 4.1 PROPERTY USE The Property shall be used as a commercial complex, and for no other use, without the prior written consent of Lender

        SECTION 4.2 SINGLE PURPOSE ENTITY It has not since the date of its formation and shall not:

        (a) fail to be organized solely for the purpose of (i) acquiring, developing, owning, managing or operating the Property, (ii) entering into this Security Instrument and the documents related hereto, and (iii) engaging in any activity that is incidental, necessary or appropriate to accomplish the foregoing;

        (b) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

        (c) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

        (d) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

        (e) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Property is located, if applicable, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's Partnership Agreement, Articles or Certificate of Incorporation, Articles of Organization, Certificate of Formation, Operating Agreement or similar organizational documents, as the case may be;

        (f) own, form or acquire any subsidiary or make any investment in, any person or entity;

        (g) commingle its assets with the assets of any of its members, general partners, affiliates, principals or of any other person or entity nor fail to hold all of its assets in its own name,

        (h) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt is not evidenced by a note and is paid when due;

        (i) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due,

        (j) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, partners, principals and affiliates of Borrower, the affiliates of a member, partner or principal of Borrower, and any other person or entity or fail to maintain such books and records in the ordinary course of its business,

        (k) enter into any contract or agreement with any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor or any member, general partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor, or any member, general partner, principal or affiliate thereof,

        (1) seek the dissolution or winding up in whole, or in part, of Borrower,

        (m) fail to correct any known misunderstandings regarding the separate identity of Borrower from any member, general partner, principal or affiliate thereof or any other person,

        (n) guaranty or become obligated for the debts of any other person or entity or hold out its credit as being able to satisfy the debts of another person or entity,

        (o) make any loans or advances to any third party, including any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof, nor buy or hold evidence of indebtedness issued by any other person or entity (other than cash or investment grade securities);

        (p) fail to file its own tax returns, if required, nor file a consolidated federal income tax return with any other entity except that of its sole member, unless required by law,

        (q) fail to hold itself out to the public as a legal entity separate and distinct from any other entity or person, fail to conduct its business solely in its own name, mislead others as to the identity with which such other party is transacting business, or suggest that Borrower is responsible for the debts of any third party (including any member, general partner, principal or affiliate of Borrower, or any member, general partner, principal or affiliate thereof),

        (r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,

        (s) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or affiliate of Borrower, (ii) any affiliate of a general partner, principal or member of Borrower, or (iii) any other person or entity;

        (t) fail to maintain separate financial statements and accounting records, showing its assets and liabilities separate and apart from those of any other person or entity;

        (u) have its assets listed on the financial statement of any other entity except that of its sole member;

        (v)     fail to observe all applicable organizational formalities;

        (w) fail to pay the salaries of its own employees (if any) from its own funds;

        (x) fail to maintain a sufficient number of employees in light of its contemplated business operations,

        (y) fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate;

        (z) fail to use separate stationery, invoices, and checks bearing its own name;

        (aa) pledge its assets for the benefit of any other person or entity, other than in connection with the loan secured hereby,

        (bb) acquire the obligations or securities of any member, general partner, principal or affiliate of Borrower, Guarantor or Indemnitor, or any member, general partner, principal or affiliate thereof;

        (cc) fail to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other entity;

        (dd) have any obligation to indemnify its partners, officers, directors or members, as the case may be, or have such an obligation only if it is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation,

        (ee) fail, to the fullest extent permitted by law, to consider the interests of its creditors in connection with all actions if such entity is a corporation;

        (ff) have any of its obligations guaranteed by any member, general partner, principal or affiliate except Guarantor or Indemnitor,

        (gg) if Borrower is a single member limited liability company, fail to be organized in the State of Delaware, or

        (hh) if Borrower is a single member limited liability company, fail to have a springing member which, upon the dissolution of the sole member of Borrower or the withdrawal or the disassociation of such sole member from Borrower, shall immediately become the sole member of Borrower

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

        Section 5.1 WARRANTY OF TITLE Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender and/or Trustee against the claims of all persons whomsoever

        SECTION 5.2 LEGAL STATUS AND AUTHORITY (a) Borrower (i) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (ii) is duly qualified to transact business and is in good standing in the state where the Property is located; (iii) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property, and (iv) to best of Borrower's knowledge, is in compliance with all Prescribed Laws. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed

        (b) Borrower's exact legal name is correctly set forth in the first paragraph of this Security Instrument Borrower is an organization of the type specified in the first paragraph of this Security Instrument Borrower is incorporated in or organized under the laws of the state specified in the first paragraph of this Security Instrument. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four
(4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Security Instrument (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change) Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is:
3909664.

        SECTION 5.3 VALIDITY OF DOCUMENTS (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action, (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, articles of organization, operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Security Instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) to the best knowledge of Borrower, the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

        SECTION 5.4 LITIGATION There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, a Guarantor, if any, an Indemnitor, if any, or against or affecting the Property that (a) has not been disclosed to Lender by Borrower in writing, and has a material adverse affect on the Property or Borrower's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole discretion.

        Section 5.5 STATUS OF PROPERTY

        (a) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification

        (b) The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws, Prescribed Laws and other similar laws

        (c) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service

        (d) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public

        (e)     The Property is served by public water and sewer systems.

        (f) The Property is free from damage caused by fire or other casualty

         (g) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

         (h) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

         (i) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws

         (j) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof

         (k) All the Improvements lie within the boundaries of the Land

         SECTION 5.6 NO FOREIGN PERSON Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations

         SECTION 5.7 SEPARATE TAX LOT The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

         SECTION 5.8 LEASES (a) Except as disclosed in the rent roll for the Property delivered to and approved by Lender in writing prior to the date hereof; (i) Borrower is the sole owner of the entire lessor's interest in the Leases; (ii) the Leases are valid and enforceable and in full force and effect,
(iii); all of the Leases are arms-length agreements with bona fide, independent third parties; (iv) no party under any Lease is in default; (v) all Rents due have been paid in full; (vi) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (vii) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (viii) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (ix) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (x) there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no monetary obligation to any tenant under any Lease; (xi) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease, (xii) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease, (xiii) the Leases are valid and enforceable against Borrower and the tenants set forth therein, (xiv) no Lease contains an option to purchase, right of first refusal to purchase or any other similar provision, (xv) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease;

(xvi) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recordable subordination agreement; (xvii) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders, (xviii) all security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower; and (xix) no brokerage commissions or finders fees are due and payable regarding any Lease

         (b) Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan Borrower further covenants and agrees that all tenants at the Property as of the date hereof are in physical occupancy of the premises demised under their Leases, are paying full rent under their Leases, and have not exercised any right to "go dark" that they may have under the provisions of their Leases Borrower further agrees to provide Lender with written notice of a tenant "going dark" under such tenant's lease within five
(5) business days after such tenant "goes dark" and Borrower's failure to provide such notice shall constitute an Event of Default under this Security Instrument

         SECTION 5.9 FINANCIAL CONDITION. (a) (i) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (ii) Borrower has received reasonably equivalent value for the granting of this Security Instrument

         (b) No petition in bankruptcy has ever been filed by or against Borrower, any Guarantor, any Indemnitor or any related entity, or any principal, general partner or member thereof, in the last seven (7) years, and neither Borrower, any Guarantor, any Indemnitor nor any related entity, or any principal, general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors

         SECTION 5.10 BUSINESS PURPOSES The loan evidenced by the Note secured by the Security Instrument and the Other Security Documents (the "Loan") is solely for the business purpose of Borrower, and is not For personal, family, household, or agricultural purposes

         SECTION 5.11 TAXES Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years Borrower confirms that its federal tax identification number is:_______________________

         SECTION 5.12 MAILING ADDRESS. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct

         Section 5.13 NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application for the Loan submitted to Lender (the "Loan Application") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

         Section 5.14 DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

         Section 5.15 THIRD PARTY REPRESENTATIONS Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in ail material respects

         Section 5.16 ILLEGAL ACTIVITY No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substances at the Property

         Section 5.17 REGULATIONS T, U AND X Borrower does not own any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221), as amended. Borrower will not use any part of the proceeds from the loan to be made under this Security Instrument (a) directly or indirectly, to purchase or carry any such stock or to reduce or retire any Obligations originally incurred to purchase any such stock within the meaning of such Regulation, (b) so as to involve Borrower in a violation of Regulation T, U or X of such Board (12 CFR Parts 220, 221 and 224), as amended, or (c) for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations respecting the extension of credit promulgated thereunder.

         Section 5.18 NO PLAN ASSETS As of the date hereof and throughout the term of the loan (a) Borrower is not and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title 1 of ERISA, (b) none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 CFR Section 2510.3-101, (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans

         Section 5.19 NO BREACH OF FIDUCIARY DUTY No person or entity currently owning a direct or indirect membership or partnership interest in Borrower (nor any past or current affiliate of such person or entity), has breached any fiduciary duty owed by such person or entity to any other person or entity now or previously owning a direct or indirect membership or partnership interest in Borrower or any prior owner of the Property.

                      ARTICLE 6 - OBLIGATIONS AND RELIANCES

         SECTION 6.1 RELATIONSHIP OF BORROWER AND LENDER The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor

         SECTION 6.2 NO RELIANCE ON LENDER The members, general partners, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property

         SECTION 6.3 NO LENDER OBLIGATIONS Notwithstanding the provisions of Subsections 1.1(f) and (l) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender

         SECTION 6.4 RELIANCE Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 and Article 12 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5 and Article 12

                         ARTICLE 7 - FURTHER ASSURANCES

         SECTION 7.1 RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do

         SECTION 7.2 FURTHER ACTS. ETC, Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender and Trustee the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender, following 10 days' notice to Borrower, to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, (i) one or more financing statements (including, without limitation, initial financing statements, amendments thereto and continuation statements) with or without the signature of Borrower as authorized by applicable law, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property and (ii) any amendments or modifications to the Note, this Security Instrument and/or the Other Security Documents in order to correct any scrivener's errors contained herein or therein, including, without limitation, any errors with respect to the spelling of Borrower's name, the address of the Property, the legal description of the Property and/or the date of execution of the Note, this Security Instrument and/or the Other Security Documents. Borrower also ratifies its authorization for Lender to have filed any initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this
Section 7 2. To the extent not prohibited by applicable law, Borrower hereby ratifies all acts Lender has lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of such power of attorney.

       SECTION 7.3 CHANGES IN TAX. DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

         (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option, exercisable by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable In the event Lender so elects to declare the Debt immediately due and payable, no Prepayment Consideration shall be due.

         (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, exercisable by written notice of not less than ninety
(90) days, to declare the Debt immediately due and payable In the event Lender so elects to declare the Debt immediately due and payable, no Prepayment Consideration shall be due

         (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

         Section 7.4 ESTOPPEL CERTIFICATES

         (a) After request by Lender, Borrower, within ten (10) business days, shall furnish Lender or any proposed assignee with a statement, duly certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

         (b) Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease

         (c) Upon any transfer or proposed transfer contemplated by Section 18 1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitor(s) shall provide an estoppel certificate to the Investor (defined in Section 18 1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require

         SECTION 7.5 FLOOD INSURANCE After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or if it is, that Borrower has obtained insurance meeting the requirements of Section 3 3(a)(vi).

         SECTION 7.6 REPLACEMENT DOCUMENTS Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor

                       ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

         SECTION 8.1 NO SALE/ENCUMBRANCE Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or any interest therein or any direct or indirect interest in Borrower or permit the Property or any part thereof or any interest therein or any direct or indirect interest in Borrower to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3 8

         SECTION 8.2 SALE/ENCUMBRANCE DEFINED A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents, (c) if Borrower, any Guarantor, any Indemnitor, or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor is a corporation, any merger, consolidation or voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions which results in a change of control of such entity, (d) if Borrower, any Guarantor or any Indemnitor or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of limited partnership interests (or the limited partnership interests of any limited partnership directly or indirectly controlling such limited partnership by operation of law or otherwise), and (e) if Borrower, any Guarantor, any Indemnitor or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member (or if no managing member, any member or non-member manager) or the transfer of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of membership interests (or the membership interests of any limited liability company directly or indirectly controlling such limited liability company by operation of law or otherwise) Notwithstanding anything to the contrary in this Section 8 2, so long as Pyramid Breweries, Inc, a Washington corporation (the "Sole Member"), remains the sole member of Borrower, and so long as shares of the Sole Member are publicly traded, a transfer of public shares of the Sole Member shall not be deemed to be a sale, conveyance or transfer within the meaning of this Article 8

         SECTION 8.3 LENDER'S RIGHTS Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee equal to one percent (1%) of the then outstanding principal balance of the Note, and all of Lender's expenses incurred in connection with such transfer, the approval by a Rating Agency of the proposed transferee, the proposed transferee's continued compliance with the covenants set forth in this Security Instrument, including, without limitation, the covenants in Section 4 2 hereof, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender All of Lender's expenses incurred shall be payable by Borrower whether or not Lender consents to the transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property

         SECTION 8.4 PERMITTED TWO TRANSFERS Notwithstanding the foregoing provisions of this Section, Lender shall not unreasonably withhold consent to two (2) sales, conveyances or transfers of the Property in its entirety (hereinafter, a "Sale") after the first anniversary of the first day of the first calendar month after the date hereof (or the date hereof if dated the first day of a calendar month) and with respect to any such Sale, Lender shall not require a modification of the material economic terms hereof (other than a corresponding increase in Borrower's deposits in the Escrow Fund with respect to Taxes in the event such Sale results in an increase in the real property tax assessment by the applicable taxing authority), to any person or entity provided that each of the following terms and conditions are satisfied:

                  (i) no default after the expiration of notice or grace periods is then continuing hereunder, under the Note or under any of the Other Security Documents,

                  (ii) Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property (hereinafter, "Buyer") as Lender would reasonably require in evaluating an initial extension of credit to a borrower and pays to Lender a non-refundable application fee in the amount of $2,500 00 Lender shall have the right to approve or disapprove the proposed Buyer, such approval not to be unreasonably withheld In determining whether to give or withhold its approval of the proposed Buyer, Lender shall consider the Buyer's experience and track record in owning and operating facilities similar to the Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities, provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

                  (iii) Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in connection with the Sale plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note Borrower also pays, concurrently with the closing of such Sale, all costs and expenses of all third parties and Rating Agencies in connection with the Sale;

                  (iv) Buyer assumes and agrees to pay the indebtedness secured hereby as and when due subject to the provisions of Article 11 of the Note and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

                  (v) Borrower and the Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender,

                  (vi) Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender's title insurance policy insuring the lien of this Security Instrument insuring that fee simple title to the Property is vested in the Buyer;

                  (vii) Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners or members of the Buyer The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Lender shall require, shall be single purpose, "bankruptcy remote" entities which satisfy the requirements of Article 4 hereof and the requirements of the Rating Agencies, and whose formation documents shall be approved by counsel to Lender

                  (viii) Buyer shall assume the obligations of Borrower under any management agreements pertaining to the Property or assign to Lender as additional security any new management agreement entered into in connection with such Sale,

                  (ix) Buyer shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that the Buyer's formation documents provide for the matters described in subparagraph (vii) above, (B) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Note, this Security Instrument, the assumption agreement and the Other Security Documents are valid, binding and enforceable against the Buyer in accordance with their terms, (C) that the Buyer and any entity which is a controlling stockholder, member or general partner of Buyer, have been duly organized, and are in existence and good standing, and (D) with respect to such other matters as Lender may reasonably request;

                  (x) Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities or Participations (as defined in Section 18 1) to the effect that the Sale will not result in a qualification, downgrade or withdrawal of any rating initially assigned or then currently assigned or to be assigned to the Securities or Participations, as applicable, and

                  (xi) Borrower's obligations under the contract of sale pursuant to which the Sale is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this
         Section 8 4

Upon the closing of the first approved Sale and assumption pursuant to this
Section 8 4, the original Borrower and the original Guarantors and Indemnitors shall not be responsible for any covenants and obligations under the Note, this Security Instrument and the Other Security Documents which arise from events which occur after the date of such Sale, provided that the Buyer and its principals shall be responsible for all such covenants and obligations


                             ARTICLE 9 - PREPAYMENT

         SECTION 9.1 PREPAYMENT The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note

                              ARTICLE 10 - DEFAULT

         SECTION 10.1 EVENTS OF DEFAULT The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) if any portion of the Debt (other than the payment due on the Maturity Date (as defined in the Note)) is not paid prior to the fifth (5th) day after the same is due or if the entire Debt is not paid on or before the Maturity Date;

         (b) if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument,

         (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request,

         (d) if Borrower violates or does not comply with any of the provisions of Section 3 12, Section 4 2 or Article 8,

         (e) if any representation or warranty of Borrower, any Indemnitor or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a "Guarantor"), or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity (defined below) or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been knowingly false or misleading in any material respect when made;

         (f) if (i) Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors, or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due,

         (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument,

         (h) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record {by payment, bonding or otherwise) for a period of thirty (30) days;

         (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, any Guarantor, any Indemnitor or the Property and same is not discharged of record within thirty (30) days after same is filed;

         (j) if any default occurs under any guaranty or indemnity executed in connection herewith (including the Environmental Indemnity, defined in Section 13.4) and such default continues after the expiration of applicable grace periods, if any,

         (k) if Borrower shall fail to comply with the covenants as to Prescribed Laws set forth in Section 3.11 hereof;

         (l) if Borrower shall fail to deliver to Lender, within ten (10) business days after request by Lender, the estoppel certificates required pursuant to Section 7.4, or

         (m) if any default occurs under any other term, covenant or condition of the Note, this Security Instrument or the Other Security Documents and such default continues (i) in the case of any default which can be cured by the payment of a sum of money, for more than ten (10) days after notice from Lender or (ii) in the case of any other such default, for thirty (30) days after notice from Lender, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days

                        ARTICLE 11 - RIGHTS AND REMEDIES

         SECTION 11.1 REMEDIES Upon the occurrence of any Event of Default, Borrower agrees that Lender may or acting by or through Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

         (a) declare the entire unpaid Debt to be immediately due and payable,

         (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner,

         (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority,

         (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law,

         (e) subject to the provisions of Article 11 of the Note, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

         (f) subject to the provisions of Article 11 of the Note, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

         (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt,

         (h) subject to any applicable law, the license granted to Borrower under Section 1 2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (ii) complete any construction on the Property in such manner and form as Lender deems advisable, (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower, (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise, and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

         (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing. (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender or Trustee may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

         (j) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note, (v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument,

         (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums,

         (1) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion, or

         (m) pursue such other remedies as Lender may have under applicable law

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11 1 to the contrary, if any Event of Default as described in clause (i) or (ii) of

Subsection 10.1(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender

         SECTIOII 11.2 APPLICATION OF PROCEEDS The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper

         SECTION 11.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof Lender or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt. The cost and expense of any cure hereunder (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand All such costs and expenses incurred by Lender or Trustee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

         SECTION 11.4 ACTIONS AND PROCEEDINGS. Lender or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and, after the occurrence and during the continuance of an Event of Default, to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

         SECTION 11.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender or Trustee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced

         SECTION 11.6 EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right, upon prior written notice to Borrower if no Event of Default exists, to examine and audit, during reasonable business hours, the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which pertain to their financial condition or the income, expenses and operation of the Property, at the Property or at any office regularly maintained by Borrower or its affiliates or any

Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers.

         Section 11.7 OTHER RIGHTS. ETC. (a) The failure of Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender or Trustee to comply with any request of Borrower; any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents,
(ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof; or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

         (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession

         (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Security Instrument The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others No act of Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity

         SECTION 11.8 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property

         SECTION 11.9 VIOLATION OF LAWS If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents

         SECTION 11.10 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

         SECTION 11.11 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

                       ARTICLE 12 - ENVIRONMENTAL MATTERS

         SECTION 12.1 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, based upon an environmental site assessment of the Property and information that Borrower knows or should reasonably have known, that, (a) there are no Hazardous Materials (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing pursuant to the written reports resulting from the environmental site assessments of the Property delivered to Lender (the "Environmental Report"); (b) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law and which would require remediation by a governmental authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials in, on, under or from the Property; (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property, (g) the Property currently displays no evidence of water infiltration or water damage;
(h) there are no prior or current complaints by tenants at the Property regarding water infiltration or water damage or leaks or odors related thereto, and (i) the Property currently displays no conspicuous evidence of the growth of Microbial Matter. "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials and/or Microbial Matter "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials, radioactive materials, polychlorinated biphenyls ("PCBs") and compounds containing them, lead and lead-based paint, asbestos or asbestos-containing materials in any form that is or could become friable, underground or above-ground storage tanks, whether empty or containing any substance, any substance the presence of which on the Property is prohibited by any federal, state or local authority, any substance that requires special handling, and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", hazardous waste", toxic substance", "toxic pollutant", "contaminant", or pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials. "Microbial Matter" shall mean fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

         SECTION 12.2 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property; (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law, (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, and
(E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials; (j) Borrower shall undertake any course of action recommended by the Environmental Protection Agency to prevent the growth of Microbial Matter; and (k) Borrower shall comply with any and all local, state or federal laws, legislation, guidelines or statutes at any time in effect with respect to Microbial Matter Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

         SECTION 12.3 LENDER'S RIGHTS. Lender and any other person or entity designated by Lender, including but not limited to any representative of a governmental entity, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

         Section 12.4 OPERATIONS AND MAINTENANCE PROGRAMS. Where recommended by the Environmental Report or as a result of any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender; (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

                          ARTICLE 13 - INDEMNIFICATIONS

         SECTION 13.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following; (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Laws, (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (f) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note and secured by this Security Instrument. Any amounts payable to Lender by reason of the application of this
Section 1.3.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense). The term "Indemnified Parties" shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any servicer or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing.

         SECTION 13.2 MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents.

         SECTION 13.3 DUTY TO DEFEND; ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

         SECTION 13.4 ENVIRONMENTAL INDEMNITY. Simultaneously with this Security Instrument, Borrower and any other person(s) or entity(ies) identified therein (collectively, the "Indemnitors") have executed and delivered that certain environmental indemnity agreement dated the date hereof to Lender (the "Environmental Indemnity").

                              ARTICLE 14 - WAIVERS

         SECTION 14.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

         SECTION 14.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Laws.

         SECTION 14.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender or Trustee except (a) with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender or Trustee to Borrower and (b) with respect to matters for which Lender or Trustee is required by Applicable Laws to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender or Trustee to Borrower.

         SECTION 14.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

         SECTION 14.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

         SECTION 14.6 WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                            ARTICLE 15 - EXCULPATION

         SECTION 15.1 EXCULPATION. The provisions of Article 11 of the Note are hereby incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

                              ARTICLE 16 - NOTICES

         SECTION 16.1 NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender, as the case may be, at the addresses set forth on the first page of this Security Instrument or addressed as such party may from time to time designate by written notice to the other parties.

         Notices to Borrower shall be addressed to the attention of Pyramid Breweries, Inc., Attention: Chief Financial Officer, 91 S. Royal Brougham Way, Seattle, Washington 98134. Borrower's telephone number is (206) 682-8322 and facsimile number is (206) 467-0832.

         Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

         For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

                           ARTICLE 17 - APPLICABLE LAW

         SECTION 17.1 CHOICE OF LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

         SECTION 17.2 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Laws.

                          ARTICLE 18 - SECONDARY MARKET

         SECTION 18.1 TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the "Investor") or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor(s) and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable Borrower irrevocably waives any and all rights it may have under Applicable Laws to prohibit such disclosure, including but not limited to any right of privacy

         SECTION 18.2 COOPERATION. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Article 18, including, without limitation, the taking, or refraining from taking, of such action as may be necessary lo satisfy all of the conditions of any Investor, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender and the execution of amendments to the Note, this Security Instrument and Other Security Documents and Borrower's organizational documents as reasonably requested by Lender. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investor's or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer or Participations or Securities.

                               ARTICLE 19 - COSTS

         SECTION 19.1 PERFORMANCE AT BORROWER'S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, ail reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

         SECTION 19.2 LEGAL FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

                            ARTICLE 20 - DEFINITIONS

         SECTION 20.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security

Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Trustee" shall mean "Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

         SECTION 20.2 HEADINGS, ETC. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                      ARTICLE 21 - MISCELLANEOUS PROVISIONS

         SECTION 21.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         SECTION 21.2 LIABILITY. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

         SECTION 21.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

         SECTION 21.4 DUPLICATE ORIGINALS, COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         SECTION 21.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.




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


                      ARTICLE 22 - DEED OF TRUST PROVISIONS

         SECTION 22.1 CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

         SECTION 22.2 TRUSTEE'S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

         SECTION 22.3 CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions, (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Security Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual




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


expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.

         SECTION 22.4 RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

         SECTION 22.5 PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

         SECTION 22.6 SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein, but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee's place.

                   ARTICLE 23 - SPECIAL CALIFORNIA PROVISIONS

         SECTION 23.1 REMEDIES NOT EXCLUSIVE; WAIVER. Trustee and Lender shall have all powers, rights and remedies under applicable law whether or not specifically or generally granted or described in this Security Instrument. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to trustees or beneficiaries under deeds of trust in the State of California. Trustee and Lender, and each of them, shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Security Instrument or under any Other Security Document or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Security Instrument nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee's or Lender's right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Lender. Trustee and Lender, and each of them, shall be entitled to enforce this Security Instrument and any other rights or security now or hereafter held by Lender or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Lender is intended to be exclusive of any other remedy contained herein or by law provided or permitted, but each shall




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


be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of this Security Instrument or the Other Security Documents to Trustee or Lender, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Lender, and either of them may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Lender shall not be deemed to have waived any provision hereof or to have released Borrower from any of the obligations secured hereby unless such waiver or release is in writing and signed by Lender. The waiver by Lender of Borrower's failure to perform or observe any term, covenant or condition referred to or contained herein to be performed or observed by Borrower shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of Borrower to perform or observe the same or any other such term, covenant or condition referred to or contained herein, and no custom or practice which may develop between Borrower and Lender during the term hereof shall be deemed a waiver of or in any way affect the right of Lender to insist upon the performance by Borrower of the obligations secured hereby in strict accordance with the terms hereof or of any Other Security Document.

         SECTION 23.2 POWER OF SALE. (i) Should Lender elect to foreclose by exercise of the power of sale contained herein, Lender shall notify Trustee and shall, if required, deposit with Trustee the Note, the original or a certified copy of this Security Instrument, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from Lender, Trustee shall cause to be recorded and delivered to Borrower such notice as may then be required by law and by this Security Instrument. Trustee shall, without demand on Borrower, after lapse of such time as may then be requited by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Borrower, Trustee or Lender, may purchase at such sale, and Borrower hereby covenants to warrant and defend the title of such purchaser or purchasers.

         (ii) After deducting all costs, fees and expenses of Trustee and of this Security Instrument, including, without limitation, costs of evidence of title and actual and customary attorneys' fees of Trustee or Lender in connection with a sale as provided in subparagraph (i) above, Trustee shall apply the proceeds of such sale (a) first, to the payment of all sums expended by Lender under the terms of this Security Instrument or the Other Security Documents and not yet repaid, together with interest on such sums at the Default Rate as set forth in the Note, (b) second, to the payment of all sums expended under the terms hereof not then repaid, with accrued interest at the rate of interest equal to the rate then in effect under the Note, or if the Note has been repaid, the rate that would have been in effect under the Note, (c) third, to the payment of all other sums then secured hereby, and (d) fourth, the remainder, if any, to the person or persons legally entitled thereto.

         SECTION 23.3 RIGHT OF RESCISSION Lender may from time to time rescind any notice of default or notice of sale before any Trustee's sale in accordance with the laws of the State of California. The exercise by Lender of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Lender to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Security Instrument or secured hereby, nor otherwise affect any provision, covenant or condition of this Security Instrument or any Other Security Document or any of the rights, obligations or remedies of Trustee or Lender hereunder or thereunder.

         SECTION 23.4 FULL RECONVEYANCE Upon written request of Lender stating that all sums secured hereby have been paid, upon surrender to Trustee of the Note and the original or a certified copy of this Security Instrument for cancellation and retention, and upon payment of its fees. Trustee shall fully reconvey, without warranty, the entire remaining Property then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

         SECTION 23.5 FIXTURE FILING This Security Instrument constitutes a fixture filing under the fixture filing provisions of the UCC, Sections 9334 and 9502(c) as enacted and under the equivalent statutes in the State of California, as amended or recodified from time to time. For purposes of the fixture filing, the "debtor" is Borrower which has as its principal place of business the address listed in the first paragraph of this Security Instrument and the "secured party" is Lender.

         SECTION 23.6 BORDER ZONE PROPERTY Borrower represents and warrants that the Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq or any regulation adopted in accordance therewith, and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably likely to cause the Property or any part thereof to be designated as Border Zone Property.

         SECTION 23.7 REQUEST FOR NOTICES Pursuant to California Government Code
Section 27321 5(b), Borrower requests that a copy of any notice of default and a copy of any notice of sale hereunder be mailed to it at the address set forth in the first paragraph of this Security Instrument.

         SECTION 23.8 INSURANCE NOTICE Lender hereby notifies Borrower of the provisions of Section 2955 5(a) of the California Civil Code, which reads as follows:

                  "No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property "








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


This disclosure is being made by Lender to Borrower pursuant to Section 2955 5(b) of the California Civil Code Borrower hereby acknowledges receipt of this disclosure and acknowledges that this disclosure has been made by Lender before execution of any note or security document evidencing or securing the Loan.

                         [NO FURTHER TEXT ON THIS PAGE]












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


         IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.

                                           BORROWER:

                                           PYRAMID GILMAN STREET PROPERTY, LLC,
                                           a Delaware limited liability company


                                           By: Pyramid Breweries, Inc,
                                               a Washington corporation
                                               Its Sole Member

                                               By: /s/ James K. Hilger
                                                  ----------------------------
                                               Name: James K. Hilger
                                                    --------------------------
                                               Title: CFO
                                                     -------------------------

STATE OF___________________  )
                             )       ss
COUNTY OF__________________  )



         On January __, 2005, before me, the undersigned, personally appeared________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said
County and State

                                       (SEAL)

                                    EXHIBIT A


                         Legal Description of Property







                                       1